SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported):

                              September 4, 1995

                            TPI ENTERPRISES, INC.
            (Exact name of registrant as specified in its Charter)

               NEW JERSEY             0-7961            22-1899681
            (State or other      (Commission File   (IRS Employer
            jurisdiction of          Number)       Identification No.)
             incorporation)

                              3950 RCA Boulevard
                                   Suite 5001
                           Palm Beach Gardens, Florida          33401
                   (Address of principal executive offices)   (Zip Code)

                                 (407) 691-8800
                (Registrant's telephone number, including area code)


          ITEM 5.   OTHER EVENTS.

                    The Company entered into a letter of intent dated September 3, 1995 with Shoney's, Inc. regarding a proposed merger of the Company with and into a wholly owned subsidiary of Shoney's, Inc. Except for certain provisions contained therein, the letter of intent is nonbinding on the parties. The Company and Shoney's, Inc. issued a press release on September 5, 1995 announcing that such letter of intent was agreed upon. The letter of intent and the press release are attached hereto as Exhibits
          99.1 and 99.2, respectively.

          ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (C)  Exhibits

          Exhibit No.

          99.1 Letter of Intent dated September 3, 1995 by and between Shoney's, Inc. and TPI Enterprises,
                    Inc.

          99.2      Press release dated September 5, 1995.


                                  SIGNATURES

               Pursuant to the requirements of the Securities
          Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TPI Enterprises, Inc.


                                        By:  /s/ Frederick W. Burford
                                             Frederick W. Burford
                                             Executive Vice President and
                                               Chief Financial Officer

          Date:  September 6, 1995


                               EXHIBIT INDEX

                                                          Sequential
      Exhibit No.       Description                        Page No.

          99.1     Letter of Intent dated September 3,
                   1995 by and between Shoney's, Inc.
                   and TPI Enterprises, Inc.
           99.2    Press Release dated September 5, 1995


                                                       Exhibit 99.1

                                        September 3, 1995

          Mr. J. Gary Sharp
          President and
            Chief Executive Officer
          TPI Enterprises, Inc.
          3950 RCA Boulevard, Suite 5001
          Palm Beach Gardens, FL   33410

          Dear Gary:

                    This Letter of Intent will serve to set forth our mutual understandings with respect to the proposed merger (the "Merger") of TPI Enterprises, Inc., a New Jersey corporation ("TPI"), with and into a subsidiary of Shoney's, Inc. ("Shoney's").

               Our intention to consummate the Merger is subject to the following terms and conditions:

               1. STRUCTURE. The Merger will be structured as a reorganization in which TPI will be merged into a subsidiary of Shoney's ("Newco"), with TPI's shareholders to receive the Merger Consideration described below. TPI hereby confirms that the affirmative vote of a majority of the outstanding shares of TPI Common Stock will be necessary to approve the Merger and that no holder of TPI Common Stock may exercise dissenters rights with respect to the Merger. Shoney's hereby confirms that the affirmative vote of a majority of the outstanding shares of Shoney's Common Stock will be necessary to approve the Merger and that no holder of Shoney's Common Stock may exercise dissenters rights with respect to the Merger.

               2. MERGER AGREEMENT. The transaction will be effected pursuant to a definitive merger agreement (the "Merger Agreement") among Shoney's, Newco, and TPI. The Merger Agreement will contain representations, warranties, covenants, and other terms and conditions customarily contained in mergers of publicly held corporations as well as (i) mutually agreed disposition of outstanding TPI stock options, warrants and convertible debentures in accordance with the provisions of the governing instruments, (ii) appropriate control of the Litigation (as defined in Exhibit A hereto) for a five year period to ensure the protection of TPI shareholders, and (iii) a provision prohibiting Shoney's from selling or transferring Maxcell Telecom Plus, Inc. following the Merger (to any person or entity other than a wholly-owned subsidiary of Shoney's).

               3. MERGER CONSIDERATION. The Merger Agreement will provide that, upon consummation of the Merger, the outstanding shares of TPI Common Stock, $.01 par value per share (the "TPI Common Stock") (other than treasury shares which will be cancelled) will be exchanged for the following (collectively, the "Merger Consideration").

                    (a)  SHARE EXCHANGE.  Each issued and
          outstanding share of TPI Common Stock shall be converted into .28 (the "Exchange Ratio") fully paid and nonassessable shares of Shoney's common stock, $1.00 par value per share (the "Shoney's Common Stock") (the
          "Exchange Shares").

                    (b)  WARRANTS.  In addition to the Exchange
          Shares, one warrant (a "Transaction Warrant") shall be issued for every 3.125 issued and outstanding shares of TPI Common Stock. Each Transaction Warrant shall grant the holder thereof the right, within five (5) years from the date of issuance of the Transaction Warrant, to purchase one share of Shoney's Common Stock at a warrant exercise price of $21.50 per share.

                    (c)  CONTINGENT SHARES.  Within ten (10)
          business days after the Realization Date (as defined in Exhibit A hereto), in addition to the Exchange Shares and the Transaction Warrants, Shoney's will issue and deliver to the holders of the issued and outstanding TPI Common Stock as of the Closing Date a certain number of additional shares of Shoney's Common Stock (the "Contingent Shares") which shall not exceed the number of Exchange Shares. The actual number of Contingent Shares issued (subject to the foregoing limitation) shall be determined by dividing the Net After Tax Proceeds (as defined in Exhibit A hereto) by the Average Price (as defined in Exhibit A hereto). In the event that the Gross Proceeds (as defined in Exhibit A hereto) are not received on or before that date which is five (5) years from the date of the Closing of the Merger, no Contingent Shares shall be issued. In the event of a settlement of the Civil Action (as defined in Exhibit A hereto) for proceeds other than cash, the Gross Proceeds (as defined in Exhibit A hereto) shall not be deemed received until the settlement proceeds are converted to cash.

                    (d)  FRACTIONAL SHARES AND WARRANTS;
          DEFINITIONS. No fractional shares of Shoney's Common Stock or fractional Transaction Warrants and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead Shoney's shall pay to each holder of TPI Common Stock exchanged in the Merger pursuant to this Plan who would otherwise be entitled to a fractional share of Shoney's Common Stock or a fractional Transaction Warrant an amount in cash. The definitions set forth on Exhibit A hereto are an integral part of paragraph 3(c) above.

               4.   CLOSING.  The closing of the transaction (the
          "Closing") shall take place on or before December 31, 1995 (the "Closing Date").

               5.   CONDITIONS TO CLOSING.  Completion of the
          Merger shall be subject to certain conditions, which shall include, without limitation, the completion or satisfaction of the following:

                    (a) DUE DILIGENCE BY SHONEY'S. Shoney's shall have completed to its satisfaction its due diligence review of TPI and each of TPI's subsidiaries, and their respective businesses, assets, and liabilities, and TPI shall have furnished to Shoney's and its representatives such information as may reasonably be required for such purpose, including, without limitation, information with respect to litigation and loss contingencies, employee matters, environmental matters, tax and ERISA matters, vendors and customer information, legal and regulatory compliance, licenses, insurance, contracts, and other matters.

                    (b)  DUE DILIGENCE BY TPI.  TPI shall have
          completed to its satisfaction its due diligence review of Shoney's and each of Shoney's subsidiaries, and their respective businesses, assets, and liabilities, and Shoney's shall have furnished to TPI and its representatives such information as TPI may reasonably require for such purpose, including, without limitation, information with respect to litigation and loss contingencies, employee matters, environmental matters, tax and ERISA matters, vendors and customer information, legal and regulatory compliance, licenses, insurance, contracts, and other matters.

                    (c)  DOCUMENTATION.  The negotiation,
          execution, and delivery of a definitive Merger Agreement setting forth the terms and conditions of the proposed Merger and containing customary provisions, representations, warranties, and covenants; and the receipt by the parties of such ancillary documents, including opinions of counsel, as shall be reasonably acceptable to the parties and their respective counsel.

                    (d)  APPROVALS.  The Merger shall have been
          approved by the Shoney's Board of Directors and by Shoney's lenders. In addition,the proposed Merger shall have been approved by all necessary corporate action of TPI, including the approval of its shareholders.

                    (e) FAIRNESS. Each of Shoney's and TPI shall have received an opinion satisfactory to their respective boards of directors that the Merger Consideration is fair to their respective shareholders from a financial point of view.

               6. MAINTENANCE OF BUSINESS. 6.1 Until September 30, 1995, TPI and TPI's subsidiaries shall (a) continue to operate their respective businesses in the customary and ordinary manner, (b) use their reasonable efforts to preserve their business operations intact, to keep available the services of their present personnel, and to preserve the goodwill and relationships of their suppliers, customers, and others having business relations with TPI or TPI's subsidiaries, as applicable,
          (c) notify Shoney's in writing of any event involving TPI or a subsidiary thereof which has had or may be reasonably expected to have a material adverse effect on the business or financial condition of TPI or any of TPI's subsidiaries, (d) not sell, encumber, or otherwise dispose of any of their assets except in the ordinary course of their respective businesses, (e) not enter into any employment agreements with any person or amend the terms of any existing employment agreement, (f) not merge, restructure, or reorganize either TPI nor any of its subsidiaries in any manner that shall have the effect of changing any aspect of, or ownership rights in, the TPI Common Stock, including, without limitation, creating appraisal rights or diluting TPI shareholders' interest, or (g) not issue any additional shares of capital stock of any designation or class (except pursuant to the exercise or conversion of options, rights and/or warrants existing on the date hereof or pursuant to the terms of 401(k) or SECTION 423 stock purchase plans of TPI and its subsidiaries existing on the date hereof).

               6.2 Until September 30, 1995, Shoney's and Shoney's subsidiaries shall (a) continue to operate their respective businesses in the customary and ordinary manner (which includes, without limitation, all publicly announced plans to divest certain businesses), (b) notify TPI in writing of any event involving Shoney's or a subsidiary thereof which has had or may be reasonably expected to have a material adverse effect on the business or financial condition of Shoney's or any of Shoney's subsidiaries, or (c) not merge, restructure, or reorganize either Shoney's nor any of its subsidiaries in any manner that shall have the effect of diluting the value of Shoney's Common Stock.

               7. EXCLUSIVITY. Until September 30, 1995 (or such earlier date on which Shoney's ends its active efforts to consummate the proposed Merger), neither TPI nor any of its officers, directors, or affiliates shall initiate negotiations nor negotiate directly or indirectly with any other party in respect of any business combination involving TPI or a subsidiary thereof or the sale of any of the assets of TPI or a subsidiary thereof or the sale of a controlling interest in TPI or a subsidiary thereof. Shoney's acknowledges that TPI directors may have a competing fiduciary obligation to the shareholders of TPI under certain circumstances, and nothing in this Letter of Intent is intended to conflict with the exercise of that fiduciary duty.

               8. CONFIDENTIALITY. Each of TPI and Shoney's hereby reaffirms the terms and provisions of the confidentiality letters each dated July 26, 1995 with respect to the exchange of confidential information between the parties.

               9. CONDUCT TO CONSUMMATE. It is the intention of the parties that following execution and delivery of this Letter of Intent, the parties will use all reasonable efforts to satisfy the conditions set forth in Paragraph 5 hereof which are within their respective control and cooperate in the negotiation and preparation of the Merger Agreement and other necessary documentation. Each party shall bear its own expenses with no liability for such expenses to the other party, whether or not the Merger Agreement is executed.

               10. PUBLIC ANNOUNCEMENTS. It is the intention of the parties to use reasonable efforts to reach agreement on the wording of any news releases or other public announcements by Shoney's or TPI, or any of their respective affiliates, pertaining to this Letter of Intent, the proposed Merger, or the negotiations concerning the proposed Merger. In the absence of circumstances requiring otherwise, any such releases or public announcements shall be submitted to the other party for its comment prior to issuance.

               11. BINDING AND NONBINDING NATURE OF THIS LETTER. It is understood that this Letter of Intent merely constitutes a statement of the mutual intentions of the parties with respect to the proposed Merger, does not contain all matters upon which agreement must be reached in order for the proposed Merger to be consummated and, except as respects Paragraphs 6, 7, 8, 9 and 10 above, creates no binding rights in favor of either party. A binding commitment with respect to the proposed Merger will result only after execution and delivery of definitive Merger Agreement, subject to the terms and conditions contained therein.

               If the foregoing is acceptable to you, please so indicate by signing a copy of this Letter of Intent and returning it to the undersigned. This Letter of Intent will be void unless it is fully executed and returned to Shoney's by 6:00 p.m. (Central Daylight Time) on September 4, 1995.

                                        Very truly yours,

                                        SHONEY'S, INC.

                                        By: /s/ W. Craig Barber
                                             W. Craig Barber
                                             Senior Executive Vice
                                             President and Chief
                                             Financial officer

          ACCEPTED AND AGREED TO:

          TPI ENTERPRISES, INC.

          By: /s/ J. Gary Sharp

          Title:  President

          Date:  9/4/95


                                  EXHIBIT A

          Definitions relating to the Issuance of Contingent Shares

          "Average Price" shall mean the arithmetic average of the Closing Market Price on the ten trading days immediately preceding the Realization Date and the ten trading days immediately following the Realization Date.

          "Civil Action" means that certain litigation pending in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida styled Maxcell Telecom Plus, Inc., et al., v. McCaw Cellular Communications, Inc., et al.

          "Closing Market Price" means the per share price of the last trade of the Shoney's Common Stock on the New York Stock Exchange (the "NYSE") as reported by The Wall Street Journal; provided, however, that, if there shall be any material alteration in the present system of reporting sales of the Shoney's Common Stock, or if the Shoney's Common Stock shall no longer be listed on the NYSE, the market value per share of the Shoney's Common Stock as of a particular date shall be determined in such a method as may be mutually agreeable to the parties.

          "Effective Tax Rate" means the result reached by dividing the provision for income taxes into income before income taxes on Shoney's audited consolidated statement of income as released in Shoney's annual report to shareholders, subject to adjustment to income before income taxes and/or the provision for income taxes for any amount of the Litigation Expenses that are not deducted in the provision for income taxes for financial reporting purposes and/or Litigation Expenses that may not be allowed to be deducted in full.

          "Gross Proceeds" means the cash actually received from the defendants in the Civil Action through a final, non-appealable judgment or settlement.

          "Litigation Expenses" means any and all expenses incurred after September 4, 1995 in: (i) instituting, prosecuting, defending any counterclaim with respect to, and, if applicable, negotiating a settlement of and settling the Civil Action (including, without limitation, attorneys' fees and expenses, witness fees, and consulting fees); and (ii) collecting any judgment received in the Civil Action.

          "Net After Tax Proceeds" means the product of multiplying
          (i) the Gross Proceeds minus the Litigation Expenses by
          (ii) the result of subtracting the Effective Tax Rate on the Realization Date from One (1.00).

          "Realization Date" means the date on which Shoney's (or any of Shoney's subsidiaries) receives the Gross
          Proceeds.


                                                         Exhibit 99.2

                                     NEWS

     FOR IMMEDIATE RELEASE              Contact:  SHONEY'S, INC.
                                                  W. Craig Barber
                                                  (615) 391-5201
                                                       or
                                                  TPI ENTERPRISES, INC.
                                                  Frederick W. Burford
                                                  (407) 835-8888

                SHONEY'S, INC. AND TPI ENTERPRISES ANNOUNCE
                        LETTER OF INTENT FOR MERGER

          NASHVILLE, TN., September 5, 1995 - Shoney's, Inc. and TPI Enterprises, Inc. today announced they have signed a letter of intent to merge TPI with a subsidiary of Shoney's. TPI is the largest franchisee of Shoney's, operating 188 Shoney's Restaurants and 69 Captain D's Seafood restaurants.
     C. Stephen Lynn, chairman and chief executive officer of Shoney's, Inc., commented, "The proposed merger with TPI reaffirms management's strong belief in the Shoney's Restaurant concept as a vehicle for creating attractive shareholder returns. We are also very pleased with the addition of TPI's Captain D's restaurants, which have had operating performance very comparable to our company-owed Captain D's. This merger is another step in the Company's ongoing commitment toward a more focused strategy."

     J. Gary Sharp, president and chief executive officer of TPI, said, "We are excited about the prospect of a merger with Shoney's, Inc. We believe in the vision articulated by Shoney's management and look forward to working together to deliver excellence to our customers at both Shoney's and Captain D's restaurants."

     TPI will merge with Shoney's through an exchange of (i) 0.28 shares of Shoney's stock for each outstanding share of TPI and
     (ii) one warrant for every 3.125 outstanding shares of TPI. The warrants will have a term of five years and permit the holder to acquire Shoney's stock at an exercise price of $21.50 per share. In addition, TPI shareholders will have the right to receive contingent shares that will permit TPI shareholders to receive, on a pro rata basis, any cash proceeds resulting from TPI's ongoing lawsuit through its subsidiary, Maxcell Telecom Plus, Inc. against McCaw Cellular Communications, Inc. The contingent shares are limited to a maximum of the aggregate shares issued pursuant to the 0.28 exchange ratio. Also, Shoney's will assume $95 million of TPI net debt.

     Shoney's indicated that the Company expected the transaction to be only slightly dilutive in fiscal 1996. "Once we have fully integrated the two businesses, which we anticipate will occur within six months, we expect the merger will not be dilutive for Shoney's shareholders because of distribution and administrative synergies," said W. Craig Barber, senior executive vice president and chief financial officer of Shoney's, Inc. "Moreover, our determination that the transaction would not be dilutive over the long run does not include any improvement in the performance of TPI's restaurant operations."

     The two parties expect to work toward a definitive agreement in the near future. The transaction is expected to close by the end of 1995 and will be subject to approval by Shoney's and TPI's shareholders and their respective lenders. In addition, certain regulatory approvals must be obtained.

     For the latest twelve months ending July 9, 1995, TPI had revenues of $280.4 million and a net loss of $7.1 million. TPI, headquartered in West Palm Beach, Florida, operates 257 units in 11 states. TPI's common stock is traded on the NASDAQ National Market System under the symbol "TPIE".

     For the latest twelve months ending May 14, 1995, Shoney's had revenues of $1.069 billion and net income of $49.6 million. Shoney's operates and franchises 1,850 restaurants in 35 states and Canada, including 799 company-owned and 1.051 franchised restaurants. Shoney's common stock is traded on the New York Stock Exchange under the symbol "SHN".